                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                                       OF
                                LUIGINO'S, INC.

     To form a Minnesota business corporation under and pursuant to the Minnesota Business Corporation Act, the following articles of incorporation are, adopted:

                                ARTICLE 1. NAME

     The name of the corporation is LUIGINO'S, INC.

                         ARTICLE 2.  REGISTERED OFFICE
                              AND REGISTERED AGENT

     The address of the registered office of the corporation is 37th Avenue West & Oneonta, Duluth, Minnesota, 55807. The name of the registered agent of the corporation at that address is Jeno F. Paulucci.

                          ARTICLE 3. AUTHORIZED SHARES

     The aggregate number of authorized shares of the corporation is ONE THOUSAND (1,000) with a par value of One Dollar ($1.00) per share, one hundred
(100) shares of which shall be Voting Common Stock and nine hundred (900) shares of which shall be Non-Voting Common Stock. The shares of Voting Common Stock shall possess full voting rights, and the shares of Non-Voting Common Stock shall possess no voting rights. In all other respects, shares of Voting Common Stock and Non-Voting Common Stock shall possess equal rights and preferences.

                        ARTICLE 4. NO PREEMPTIVE RIGHTS

     The shareholders of the corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind, or series of the corporation.

                         ARTICLE 5. BOARD OF DIRECTORS

     The following persons are elected to serve as the members of the first Board of Directors of this corporation until their successors shall have been elected and shall qualify:

               Jeno F. Paulucci-Chairman of the Board
               Lois M. Paulucci
               Bruce E. Coleman
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                     ARTICLE 6. WRITTEN ACTION BY DIRECTORS

     An action required or permitted to be taken at a meeting of the board of directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the board of directors of the corporation at which all of the directors were present.

                         ARTICLE 7. DIRECTOR LIABILITY

     To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                            ARTICLE 8. INCORPORATOR

     The name and address of the incorporator, who is a natural person of full age, is:

     NAME                           ADDRESS
     ----                           -------

     Forrest G. Burke               2200 First Bank Place East
                                    Minneapolis, Minnesota 55402


Dated: February 13, 1991.


                                    /s/ Forrest G. Burke
                                    -------------------------------
                                    Forrest G. Burke

                             ARTICLES OF AMENDMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                                LUIGINO'S, INC.

     We, the undersigned, respectively, the Chief Executive Officer and Secretary of LUIGINO'S, INC., a Corporation organized under the provisions of Minnesota Statutes 302 A, do hereby certify that by a Writing In Lieu Of A Special Meeting Of Voting Shareholders effective September 9, 1991, the following Resolutions were adopted by unanimous written consent of all this Corporation's Voting Shareholders, to wit:

     "RESOLVED, That ARTICLE 3. AUTHORIZED SHARES of this Corporation's ARTICLES OF INCORPORATION is and be deleted with the following substituted in its place:

                          ARTICLE 3. AUTHORIZED SHARES

     The aggregate number of authorized Shares of the Corporation is One Thousand Five Hundred (1,500) with a par value of one and No/100's ($1.00) Dollar per Share, Six Hundred (600) Shares of which shall be Voting Common Stock and Nine Hundred (900) Shares of which shall be Non-Voting Common Stock. The Shares of Voting Common Stock shall possess full voting rights, and the Shares of Non-Voting Common Stock shall possess no voting rights. In all other respects, Shares of Voting Common Stock and Non-Voting Common Stock shall possess equal rights and preferences.'

RESOLVED FURTHER, That the ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION setting forth the above described AMENDMENT and the manner of adoption thereof shall be signed and acknowledged by the Chief Executive officer and Secretary of the Corporation then filed for record with the Secretary of State of Minnesota in the manner prescribed by law.".

     IN WITNESS WHEREOF, the undersigned have signed these ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION this 9th day of September, 1991.


                                    LUIGINO'S, INC.


                                    By: /s/ Jeno F. Paulucci
                                        -----------------------------
                                        Jeno F. Paulucci
                                        Its Chief Executive Officer


                                    By: /s/ Bruce E. Coleman
                                        -----------------------------
                                        Bruce E. Coleman
                                        Its: Secretary



STATE OF MINNESOTA     )
                       ) SS.
COUNTY OF ST. LOUIS    )


     I, the undersigned, a Notary Public, hereby certify that on the 9th day of September, 1991, Jeno F. Paulucci and Bruce E. Coleman personally appeared before me being first duly sworn, declared that Jeno F. Paulucci is the Chief Executive Officer and Bruce E. Coleman is the Secretary of LUIGINO'S, INC., they are the persons who signed the foregoing Document, and that the statements contained therein are true.



                                    /s/ Gail M. Bukowski
                                    ---------------------------------
                                             Notary Public


                                    [notary stamp]

                                       -2-